Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of CharterMac on Form S-3 of our report dated March 15, 2004 appearing in the Annual Report on Form 10-K of CharterMac for the year ended December 31, 2003.


/s/ DELOITTE & TOUCHE LLP


New York, NY

July 26, 2004